UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 21, 2006

VIKING SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-49636	86-0913802
(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Dr., Ste. 900 San Diego CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-431-4010
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2006, Viking Systems, Inc. (“Viking”) entered into an Independent Sales Agent Agreement (“Agreement”) with Platinum Medical, Inc. (“Platinum”). Material terms of the Agreement include the following:

•
Subject to certain exclusions, Viking has appointed Platinum its exclusive independent sales representative for Viking’s 3-D and 2D visions systems for minimally invasive surgery within an agreed upon designated Territory.

•	Viking will pay an agreed upon commission to Platinum for completed sales.

•	Certain sales are excluded from the Agreement and will not generate a commission to Platinum.

•	The Agreement terminates on December 31, 2008 but may be terminated under certain circumstances and may be extended by the mutual agreement of Viking and Platinum.

•	The Agreement sets forth certain minimum sales requirements.

Item 4.01 Changes in Registrant’s Certifying Accountant

On November 27, 2006, we were informed by Peterson & Co., LLP (“Peterson”), our independent registered public accounting firm, as follows:

Peterson has consummated a merger with Squar, Milner, Miranda & Williamson, LLP (“Squar Milner”). Squar Milner, which is located in Newport Beach, California, is also registered with the Public Company Accounting Oversight Board (United States). The name of the post-merger firm is Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner Peterson”).

We are required to file this Form 8-K as notification that Squar Milner Peterson succeeds Peterson as the Company’s independent registered auditor.

Item 7.01 Regulation D Disclosure

Attached hereto as an exhibit is a Press Release relating to the execution of the Agreement.

Item 9.01 Financial Statements and Exhibits

Exhibit 99. Press Release

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 27, 2006	VIKING SYSTEMS, INC.

By: /s/ Donald Tucker
CEO/President